UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2019

Waste Connections, Inc.

(Exact name of registrant as specified in its charter)

Ontario, Canada	1-34370	98-1202763
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

610 Applewood Crescent, 2nd Floor

Vaughan

Ontario L4K 0E3

Canada

(Address of principal executive offices)

Registrant’s telephone number, including area code: (905) 532-7510

Not Applicable

(Former name or address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	WCN	New York Stock Exchange (“NYSE”) Toronto Stock Exchange (“TSX”)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Ronald J. Mittelstaedt as Executive Chairman

On July 26, 2019, Waste Connections, Inc. (the “Company”) issued a press release announcing that Ronald J. Mittelstaedt had returned from his temporary leave of absence and, that upon his return, and concurrent with his decision to step down from his position as Chief Executive Officer of the Company, the Board of Directors of the Company (the “Board”) had approved the appointment of Mr. Mittelstaedt as Executive Chairman of the Board. Mr. Mittelstaedt’s appointment as Executive Chairman was effective July 25, 2019.

Mr. Mittelstaedt is and will remain an employee of the Company. Information regarding Mr. Mittelstaedt’s business experience is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 as filed with the U.S. Securities and Exchange Commission (the “SEC”) and the Canadian securities regulators. Other than as provided in Mr. Mittelstaedt’s prior Separation Benefits Plan and Employment Agreement, as amended, which permitted him to transition from Chief Executive Officer to Executive Chairman of the Board upon delivery of written notice to the Board, there are no arrangements or understandings between Mr. Mittelstaedt and any other person pursuant to which he was selected as Executive Chairman. Mr. Mittelstaedt has no family relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer, and there are no transactions in which Mr. Mittelstaedt has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Appointment of Worthing F. Jackman as President and Chief Executive Officer

On July 26, 2019, the Company also announced that the Board appointed Worthing F. Jackman, the Company’s President, as President and Chief Executive Officer, and to serve as a new member of the Board. Mr. Jackman’s appointments were effective July 25, 2019. In connection with Mr. Jackman’s appointment to the Board, the Board expanded its size to seven members and appointed Mr. Jackman to fill the newly created seat. Mr. Jackman’s term will expire at the Company’s 2020 annual meeting of shareholders.

Information regarding Mr. Jackman’s business experience is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 as filed with the SEC and the Canadian securities regulators. There are no arrangements or understandings between Mr. Jackman and any other person pursuant to which he was selected as President and Chief Executive Officer and a member of the Board. There are also no family relationships between Mr. Jackman and any director or executive officer of the Company, and the Company has not entered into any transactions with Mr. Jackman that are reportable pursuant to Item 404(a) of Regulation S-K.

Separation Benefits Plan Participation Agreements

As previously disclosed, on July 24, 2018, the Compensation Committee of the Board (the “Compensation Committee”) and the Board of Directors of the Company’s subsidiary, Waste Connections US, Inc., approved an amended and restated Separation Benefits Plan of Waste Connections US, Inc. (the “Plan”), under which certain executives of the Company may become eligible to receive certain severance and change in control benefits. An executive is eligible for the benefits provided under the Plan only if (i) the Compensation Committee designates the executive as a participant in the Plan, and (ii) Waste Connections US, Inc. and the executive enter into a letter agreement confirming the executive’s eligibility for, and participation in, the Plan. The benefits under the Plan are only available to the eligible executives in the event the executive’s employment with Waste Connections US, Inc. is involuntarily terminated, except in certain limited circumstances. The foregoing description of the Plan is qualified in its entirety by reference to the full text of the Plan, which can be found as Exhibit 10.1 to the Company’s Current Report on Form 8-K/A, which was previously filed with the SEC on August 31, 2018.

On July 25, 2019, Waste Connections US, Inc. entered into (i) a participation letter agreement under the Plan with Mr. Mittelstaedt, which supersedes Mr. Mittelstaedt’s prior Separation Benefits Plan and Employment Agreement, and (ii) an amended and restated participation letter agreement under the Plan with Mr. Jackman (the “Letter Agreements”).

Mr. Jackman’s Letter Agreement, among other things, provides that the Board will nominate Mr. Jackman to the Board during his term as President and Chief Executive Officer, subject to election by the Company’s shareholders.

The foregoing description of the Letter Agreements is qualified in its entirety by reference to the full text of each of the Letter Agreements filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

A copy of the press release announcing Mr. Mittelstaedt’s return from his temporary leave of absence and his transition from Chief Executive Officer to Executive Chairman and Mr. Jackman’s appointment as President and Chief Executive Officer is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

10.1	Separation Benefits Plan Participation Letter Agreement by and between Waste Connections US, Inc. and Ronald J. Mittelstaedt, effective July 25, 2019.

10.2	Separation Benefits Plan Participation Letter Agreement by and between Waste Connections US, Inc. and Worthing F. Jackman, effective July 25, 2019.

99.1	Press Release, dated July 26, 2019, issued by Waste Connections, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASTE CONNECTIONS, INC.

By:	/s/ Patrick J. Shea
Patrick J. Shea
Executive Vice President, General Counsel and Secretary

Date: July 26, 2019